EXHIBIT 10.3 - CONSULTING SERVICES AGREEMENT

                          CONSULTING SERVICES AGREEMENT

Agreement made as of the 6th day of March 2002 by and between the following parties:

TECHNOLOGY CONNECTIONS, INC., INC., "CLIENT", being a corporate entity, which is duly organized pursuant to the laws of the State of North Carolina maintaining its principal offices at: 13777 Ballantyne Corporate Park, Ste 250 - Charlotte, NC 28277

And GREENTREE FINANCIAL GROUP, INC., "PROVIDER", a validly existing Florida corporation having its principal offices at:

555 S. POWERLINE ROAD
Pompano  Beach,  Florida  33069

WHEREAS, the parties mutually desire to enter into a formal business relationship, do hereby agree that the following accurately reflects their entire understanding.

IN CONSIDERATION of the covenants, terms and conditions herein stated, the undersigned parties agree as follows:

  1.   PROVIDER'S  OBLIGATIONS.
     1.1 At all times for the duration of this Agreement the PROVIDER shall use its best efforts to take CLIENT public pursuant to the regulations promulgated under the Securities Act of 1933, as amended. This will entail applying with the appropriate authorities such as the SEC, NASD/OTCBB and appropriate states in an initial or direct public offering, pursuant to the terms and conditions as negotiated in good faith directly with CLIENT.

 2. CLIENT'S OBLIGATIONS. At all times for the duration of this Agreement and on a timely basis, CLIENT shall:
     i) provide all non-confidential documentation and information, which may be required for the PROVIDER to perform the requisite services;
           ii) arrange to participate in meetings and discussions with qualified securities attorneys and or other professionals introduced by PROVIDER;
          iii) negotiate in good faith with all third party potential professionals, and aforementioned authorities used by PROVIDER;
          iv) provide all documentation to the PROVIDER that may be required to prepare the necessary federal registration statement and appropriate state "blue sky" filings so as to effectuate a proposed offering.
           v) pay all of the costs, filing fees, transfer agent fees, auditing fees, blue sky fees, and legal fees associated with the process.






3. PROVIDER'S FEES. For its aforementioned services to CLIENT which were brought about through the efforts of the PROVIDER, the following fees shall be due and payable according to the following terms:
     3.1 PROVIDER'S FEES. Upon the commencing of the public offering process, which was initiated by and through the efforts of the PROVIDER, the PROVIDER shall be entitled to, and shall be paid the following compensation:
          3.1-1 FEES FOR INITIAL EXPENSES. An initial payment equal to TWENTY-FIVE THOUSAND ($25,000) DOLLARS payable by bank or certified check in U.S. funds to cover initial, partial expenses associated with CLIENT'S offering and CLIENT'S registration (See Exhibit A).
3.1-2 EQUITY TRANSFER. CLIENT'S common stock. To retain the services of PROVIDER, CLIENT agrees to issue NINE HUNDRED AND SEVENTY-FIVE THOUSAND (975,000) common shares to PROVIDER. The securities will be issued in a private, exempt transaction under Section 4(2) of the Securities Act of 1933 and submitted for registration via the SB-2 registration statement.

4.  MISCELLANEOUS.
     4.1    The  parties  specifically  acknowledge  that:
                a)  PROVIDER  makes no representation that it is a duly licensed
securities               broker/dealer,  investment  banking  firm  or attorney.
 b) PROVIDER is not required to provide any services that are exclusive to licensed securities broker/dealers, investment bankers, attorneys or accountants.

     4.2 NON CIRCUMVENT AGREEMENT. CLIENT agrees that all third parties introduced to it by the PROVIDER represent significant efforts and working relationships that are unique to, and part of, the work product of the PROVIDER. Therefore, without the prior specific written consent of the PROVIDER, CLIENT agrees to refrain from conducting direct or indirect business dealings of any kind, with any third party so introduced by PROVIDER, for a period of two years from the initial introductions made. In the event of a violation of this provision, PROVIDER shall be entitled to obtain, on an Ex Parte application, appropriate injunctive relief, from any court of competent jurisdiction, together with and including all remedies available at law. This provision shall survive the remaining obligations and performance due hereunder.

     4.3   EXCLUSIVE  AGREEMENT.   This  Agreement  supersedes any and all prior
oral or written agreements, which provided for PROVIDER'S performance on behalf of CLIENT.

     4.4 GUARANTEE OF PERFORMANCE. Technology Connections, Inc., Inc., by authorization of its board of directors, does hereby execute this Agreement in the capacity of joint and several guarantor of the performance by Technology Connections, Inc., Inc. of all of its duties, obligations and responsibilities as herein above stated.

     4.5 ASSIGNABILITY AND UNENFORCEABILITY. This Agreement or the rights, duties and or obligations hereunder may not be assigned by either party without the express written consent of the other. The unenforceability of any one or more provisions hereof shall not invalidate any of the other provisions. This Agreement shall remain valid until written notice to the contrary is provided by one party to the other.

     4.6   COUNTERPARTS  AND  FACSIMILE  SIGNATURES.   This  Agreement  may  be
executed in one or more counterparts, each of which shall represent a binding obligation upon the executing party respectively. The facsimile signature of either or both parties shall constitute original signatures for the purposes of this Agreement and shall be as binding upon the parties as such.

     4.7 CAPTIONS. The paragraph captions are for descriptive purposes only and shall have no effect with regard to the content or the validity of the content thereof.

     4.8 CONTROLLING LAW. This Agreement shall be construed in accordance with the laws of the State of Florida.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


ATTEST:                                /S/  KEVIN KYZER
                                        ----------------

__________________________      BY:     KEVIN KYZER, PRESIDENT
                                        ----------------------
                                        TECHNOLOGY CONNECTIONS, INC., INC.


ATTEST:                               /S/  CHRIS COTTONE
                                      ------------------

__________________________      BY:   R. CHRIS COTTONE, VICE PRESIDENT
                                         --------------------------------
                                      GREEN TREE FINANCIAL GROUP, INC.
                                        ---------------------------------

                                    EXHIBIT A
                                    ---------

Offering cost included in 3.1-1 of the 'Consulting Services Agreement' consist of the following items:

1.     Corporate  due  diligence  proceedings.
2. Prepare an accredited investor subscription agreement and accredited investor questionnaire.
3. Prepare and file applicable registration statement(s) with the Securities and Exchange Commission (SEC).
4.     SEC Registration filing fees.
5. Register Company and applicable securities with U.S. state boards (S & P 'Blue Sky' registration).
6.     Open independent transfer agent account with Florida Atlantic Stock
Transfer.
7.     Legal work and review of all documents by SEC attorney.
8. EDGAR-ize all public documents as required by the SEC for viewing by the general public.
9. Assist market maker in preparation of the Form 211 document and application for ticker symbol.
10. Miscellaneous items surrounding registration would also include CUSIP application and incidental filings to bring the Company to active trading status on the OTC BB.